UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Financial Institutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Craig S. Wittlin, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604-2711 (585) 231-1260	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Financial Institutions, Inc., a New York corporation (“FISI” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2016 Annual Meeting of Shareholders to be held on Friday, June 3, 2016, at 10:00 a.m., local time, at the Company’s corporate headquarters in Warsaw, New York and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On April 19, 2016, FISI filed with the SEC its definitive proxy statement and accompanying definitive BLUE proxy card in connection with its solicitation of proxies to be used at the 2016 Annual Meeting.

Press Release Issued on May 4, 2016

Attached hereto is a press release issued on May 4, 2016 announcing that, on such date, FISI is first mailing to its shareholders a letter dated May 4, 2016 (accompanied by a BLUE proxy card) in which FISI comments on the proxy contest by Clover Partners, L.P. (“Clover”) and the other participants in its solicitation with respect to the 2016 Annual Meeting. As previously announced, Clover has publicly disclosed that it intends to pursue a proxy contest to elect two nominees to the FISI Board of Directors at the 2016 Annual Meeting.

Important Additional Information And Where To Find It

Financial Institutions, Inc. (“FISI”) its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. On April 19, 2016, FISI filed a definitive proxy statement and accompanying definitive BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. Information regarding the names of FISI’s directors and executive officers and their respective interests in FISI by security holdings or otherwise can be found in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED BY FINANCIAL INSTITUTIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by FISI with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of FISI’s corporate website at www.fiiwarsaw.com, by writing to FISI’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling FISI’s Corporate Secretary at (585) 786-1100.

NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

Financial Institutions Sends Letter to Shareholders

Corrects Clover Partners’ Misleading, Disingenuous and Factually Incorrect Statements

Urges Shareholders to Vote the BLUE Proxy Card Today

WARSAW, N.Y., May 4, 2016 – Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, Scott Danahy Naylon and Courier Capital, today announced that it has sent a letter to shareholders, together with a BLUE proxy card, urging them to vote the BLUE proxy card TODAY FOR the election of all four of the FISI Board of Directors’ highly-qualified and very experienced director nominees, Martin Birmingham, Samuel Gullo, Kim VanGelder and James Wyckoff, at the 2016 Annual Meeting of Shareholders to be held on June 3, 2016.

The letter to FISI shareholders can be found at: www.votefisi.com.

The full text of the letter is as follows:

PROTECT YOUR INVESTMENT – TIME IS OF THE ESSENCE!

VOTE THE ENCLOSED BLUE PROXY CARD TODAY!

May 4, 2016

Dear Fellow Shareholder –

At this year’s Annual Meeting of Shareholders, you will have to make a critical decision that could affect the future of Financial Institutions, Inc.: supporting your Board of Directors, which has delivered 66% total shareholder return over the past three years, by voting FOR ALL four highly-qualified and experienced nominees – Martin Birmingham, Samuel Gullo, Kim VanGelder and James Wyckoff – and NOT the nominees of Clover Partners, L.P., a small Texas-based hedge fund that has publicly called for a sale of FISI. Clover Partners started accumulating its current position only nine months ago, and has repeatedly sold shares in FISI over the last two years at prices, we estimate, were as much as 10-25% below our current stock price. Underscoring its plans for an immediate sale of FISI, this hedge fund has proposed two director nominees, neither of whom have any experiences or skill sets that, we believe, will help the Board to create value for shareholders. Now is not the time to sell FISI; now is the time to continue to execute on our strategic plan. We believe that our strategic plan is working, as evidenced by our growing income, growing assets, and shareholder returns that have exceeded the SNL Bank $1B-$5B Index by 85% over the past ten years, an outperformance of over 10x the returns on the index.

We are asking that you vote TODAY by telephone, Internet or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided and VOTE FOR ALL four of your Board’s’ highly-qualified and very experienced nominees to ensure that we are best positioned to execute on our strategic plan for shareholder value creation. Please do not vote using Clover Partners’ white proxy card when you receive it, even as a protest vote against Clover Partners. A later dated white proxy card will revoke a previously cast vote on our BLUE proxy card.

DO NOT BE FOOLED BY CLOVER PARTNERS’ MISLEADING STATEMENTS

In recent public disclosures by Clover Partners, we believe that they have made numerous statements that are misleading, disingenuous and just plain wrong.

FISI FACTS	CLOVER PARTNERS’ FICTION
FISI has outperformed the SNL Bank $1B-$5B Index by 85% over the past ten years; however, market reaction beginning on December 16, 2015, after Clover Partners’ initial public statements, resulted in FISI underperforming the index on both a 1-day and 1-week basis, as well as through the rest of the year.	“It appears FISI’s stock price has reacted favorably to Clover’s involvement, and we worry the stock price could react poorly to a loss by our candidates.”

We take the stewardship of your Company seriously and engage in a thoughtful process whenever we consider a new Board nominee. After a very thorough review of Mr. Guerry’s background and, given our numerous concerns with his lack of complementary skills and experiences, in addition to his lack of understanding of the community banking market in Western New York, his extremely limited public company board experience and his lack of ties to Western New York, we determined that he would not enhance the ability of your Board to continue to execute on its proven plan for shareholder value creation.	“The board’s nominating committee rejected Mr. Guerry as a candidate after an exhaustive six week process … the entire evaluation process appears to us to be nothing more than a disingenuous attempt to make shareholders believe FISI went through a good faith vetting process.”

Banks with relatively diversified revenue streams are valued more highly by the market than banks that rely more heavily on just net interest income. Based on current trading data, banks among our peer group that are in the top quartile for noninterest income trade at approximately 25% higher tangible book value and EPS multiples relative to the bottom quartile. Our careful and strategic diversification through investment in a profitable platform insurance agency and a profitable wealth manager has added and continues to add value for FISI shareholders. Bottom line, we believe that there is no fact pattern to remotely support Clover Partners’ argument.	“In the last 18 months, FISI has purchased two fee-based businesses which have destroyed approximately $24 million of shareholders’ tangible capital.”

FISI’S STRATEGIC PLAN IS DELIVERING VALUE!

We believe that our strategy is delivering real value for shareholders and there is significant opportunity for continued growth. We believe that the success of our strategic plan is demonstrated by FISI’s overall performance:

•	66% in total shareholder returns[1]

•	50% growth in FISI stock price

•	$32 million returned to shareholders through dividends

•	21% growth in net income; over 20% growth in loans, deposits and assets

•	21% growth in commercial business loans, 37% growth in commercial mortgages, and a 52% decrease in nonperforming loans

We believe that our strategic plan is working and delivering value to our shareholders and now is NOT the time to sell FISI. Richard Humphrey, one of our largest shareholders, who represents the views of over 6% of the ownership in FISI, recently expressed his disagreement with Clover Partners’ view that FISI should be sold:

“This letter … is intended to reiterate our support for the Board of Financial Institutions, Inc. to continue its current strategy, which we believe has delivered great value for both shareholders and the community … We have been impressed by the progress that has been made during the last three years on improving the operational performance of the bank which has led to increased value for shareholders through both stock price and increased dividends … My family has thoughtfully considered the recent correspondence from other shareholders and do not share their views … We do not support the positions that have been publically communicated by other shareholders.” – Richard Humphrey; 3/22/16

[1]	All calculations are based on three-year period ending December 31, 2015 unless otherwise specified.

YOUR VOTE IS IMPORTANT – VOTE THE BLUE PROXY CARD TODAY

Your Board and management – who collectively own approximately 5.5% of FISI equity – believe that our four highly-qualified and very experienced director nominees for election to your Board at the Annual Meeting – Martin Birmingham, Samuel Gullo, Kim VanGelder and James Wyckoff – have the integrity, knowledge, investor perspective, breadth of relevant and diverse experiences, relationships, and commitment to the long-term success of FISI necessary to enable us to continue executing on our strategic plan for growth and shareholder value creation.

YOUR VOTE IS IMPORTANT FOR THE FUTURE OF FISI

Your vote at the upcoming Annual Meeting is critically important in shaping our future, no matter how many shares you own. We ask you to VOTE the BLUE proxy card TODAY in favor of your Board’s four highly-qualified and very experienced nominees so that FISI is best positioned to continue executing on a strategic plan that has delivered increased growth, increased profitability, and achieved a 66% increase in total shareholder returns. Whether or not you plan to attend the Annual Meeting, we urge you to sign, return and date the enclosed BLUE proxy card TODAY in the postage-paid envelope provided. If you are voting by phone or Internet, please follow the instructions on the enclosed BLUE proxy card. Please vote each and every BLUE proxy card or voting instruction form you receive since you may hold multiple accounts.

We also urge you to NOT to sign or return any white proxy card or voting instruction form that you may receive from Clover Partners, even as a protest vote against Clover Partners or any of its proposed director nominees. Even a WITHHOLD vote with respect to Clover Partners’ proposed director nominees on its white proxy card or voting instruction form will cancel any BLUE proxy card or voting instruction form previously given to FISI. If you do sign a white proxy card that is sent to you by Clover Partners, however, you have the right to change your vote by using the enclosed BLUE proxy card. Only the latest dated proxy card or information form you vote will be counted.

We encourage you to visit www.votefisi.com where more information relating to our upcoming Annual Meeting can be found.

On behalf of your Board of Directors, we thank you for your continued support. We look forward to communicating further with you in the coming weeks.

Sincerely,

Board of Directors of Financial Institutions, Inc.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Financial

Institutions, Inc. (“FISI”) are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by Clover Partners, L.P. and the other participants in its solicitation, FISI’s ability to continue to execute on and implement its strategic growth plan, FISI’s opportunities for continued growth, FISI’s initiatives to improve its financial and operational performance and increase its growth and profitability, FISI’s future stock price and dividend growth, FISI’s future returns to shareholders, FISI’s ability to continue to strengthen its balance sheet and grow its core business, FISI’s ability to continue to strengthen its regulatory compliance procedures, FISI’s ability to continue to profitably grow its commercial lending business, FISI’s ability to enhance its competitive position through diversified income streams, FISI’s ability to leverage its client base to offer its clients additional fee-based products, FISI’s future returns from its existing fee-based platforms and the effect of those platforms on overall shareholder value, FISI’s ability to continue to maintain expense discipline, FISI’s plans to continue to return cash to its shareholders through cash dividends and future increases that may be made thereto, FISI’s actions taken or contemplated to enhance its long-term prospects and create and return value for its shareholders, FISI’s future operational and financial performance, FISI’s future growth and profitability, the effect that the election of FISI’s nominees to the FISI Board will have on FISI’s execution of its long-term plan and long-term shareholder value, and the future effect of FISI’s strategic growth plan on FISI’s growth, profitability and total shareholder returns. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions, all of which involve a number of significant risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in FISI’s forward-looking statements. There are a number of important risks and uncertainties that could cause FISI’s actual events or results to differ materially from those indicated or implied by such forward-looking statements, including, but not limited to: FISI’s ability to implement its strategic plan, FISI’s ability to redeploy investment assets into loan assets, whether FISI experiences greater credit losses than expected, whether FISI experiences breaches of its, or third party, information systems, the attitudes and preferences of FISI’s customers, FISI’s ability to successfully integrate and profitably operate SDN and Courier Capital, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and FISI’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally, and the actions of activist investors, including the amount of related costs incurred by FISI and the disruption caused to FISI’s business activities by these actions. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in FISI’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, FISI undertakes no obligation to revise these statements, whether to reflect new information or the occurrence of unanticipated events or otherwise, following the date of this press release.

Important Additional Information And Where To Find It

Financial Institutions, Inc. (“FISI”) its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. On April 19, 2016, FISI filed a definitive proxy statement and accompanying definitive BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from FISI’s shareholders in connection with the matters to be considered at FISI’s 2016 Annual Meeting of Shareholders. Information regarding the names of FISI’s directors and executive officers and their respective interests in FISI by security holdings or otherwise can be found in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED BY FINANCIAL INSTITUTIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying BLUE proxy card, and other documents filed by FISI with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of FISI’s corporate website at www.fiiwarsaw.com, by writing to FISI’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling FISI’s Corporate Secretary at (585) 786-1100.

Disclaimer

Financial Institutions, Inc. has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

*****

For additional information:

Investors:	News Media:
Kevin B. Klotzbach	Brandonne Rankin
Executive Vice President, Chief Financial Officer & Treasurer	McDougall Communications
Phone: 585.786.1130	Phone: 585.313.3683
Email: KBKlotzbach@five-starbank.com	Email: brankin@mcdougallpr.com

Jordan Darrow
Darrow Associates
Phone: 631.367.1866
Email: jdarrow@darrowir.com